                                                                    EXHIBIT 10.6

                                   VOCUS, INC.
                          NOTICE OF STOCK OPTION GRANT

      You have been granted stock options to purchase shares of Incentive Stock under the Corporation's 1999 Stock Incentive Plan (the "Plan"). Your stock option is subject to the terms and conditions set in this Notice of Stock Option Grant, the Stock Option Agreement (the "Agreement") and the Plan. Capitalized terms used in this Notice of Stock Option Grant or the Agreement not defined in the Notice of Stock Option Grant or the Agreement have the same meaning as defined in the Plan.

      1.    Name of Participant: ______________

      2.    Option Grant Date: ________________

      3.    Vesting Start Date: _______________

      4.    Number of Shares of Incentive Stock Subject to Option: _____________

      5.    Exercise Price per Share: $______________

      6.    Type of Option: Incentive Stock Option (within the meaning of
            Section 422 of the Code).

      7. Vesting Period: this stock option will become vested and subject to exercise in accordance with the following schedule:

Period of Continuous Employment With the                Percentage of
   Corporation From Vesting Start Date                  Option Vested
------------------------------------------  ---------------------------------------
Less than one year                           0%

One year                                    25%

After the last day of each year following   An additional 25%  (100% vesting at the
the first anniversary of the Vesting Start  end of the year following the fourth
Date                                        anniversary of the Vesting Start Date)

      BY YOUR SIGNATURE BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THE AGREEMENT AND THE PLAN, AND AGREE THAT THIS NOTICE OF STOCK OPTION GRANT, THE AGREEMENT AND THE PLAN, GOVERN THE TERMS AND CONDITIONS OF THE OPTION, THE SHARES AND THE OTHER SUBJECT MATTER OF THE AGREEMENT.

CORPORATION:                                     PARTICIPANT:

VOCUS, INC.,
a Delaware corporation

By:_________________________________________     _______________________________
   Stephen A. Vintz, Chief Financial Officer     [INSERT NAME]

                                   VOCUS, INC.
                             STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of the Option Grant Date set forth on the initial Notice of Stock Option Grant hereto by and between
(i) Vocus, Inc., a Delaware corporation (the "Corporation"), and (ii) Participant, an employee of the Corporation or its Parent or Subsidiary as named on each Notice of Stock Option Grant hereto.

WHEREAS, the Corporation has adopted the Vocus, Inc. 1999 Stock Incentive Plan (the "Plan"), a copy of which has been previously provided to Participant; and

WHEREAS, the Board of Directors of the Corporation has determined that Participant is eligible to receive an option to purchase shares of "Incentive Stock," as such term is defined in the Plan.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to Participant the right to purchase, during the period specified in Section 2 hereof, the number of shares of Incentive Stock (such shares of Incentive Stock being hereinafter referred to as the "Shares") set forth on each Notice of Stock Option Grant hereto at an exercise price of per Share as set forth on each respective Notice of Stock Option Grant, in accordance with the terms of this Agreement and the Plan (such right being hereinafter referred to as the "Option").

2. Duration of Option.

      A. The Option shall be effective during the period commencing as of the Option Grant Date and ending on the earliest to occur of: (i) the date all of the Shares are purchased pursuant to the terms of this Agreement; (ii) the date on which the Participant's employment is terminated by the Corporation for Cause (as defined below) or the date as of which the Participant voluntarily terminates from employment after an event that would be grounds to terminate the Participant's employment for Cause; (iii) ninety (90) days after the date of the termination of employment of Participant on any other grounds (except for death or Permanent and Total Disability, as defined in Section 2.B below); (iv) the expiration of the period prescribed under Section 2.B hereof in the event of death or Permanent and Total Disability; and (v) the tenth (10th) anniversary of the Option Grant Date. Upon the expiration of the Option, the Option shall have no further force or effect, and Participant shall have no further rights in or under the Option or to the Shares which shall not have been purchased by such time pursuant to the Option. For purposes of this Agreement, if the Participant is subject to an employment agreement with the Corporation as of the Option Grant Date of a Stock Option that defines "Cause" or words of like import, "Cause" shall have the meaning provided for in such employment agreement. If the Participant is not subject to an employment agreement as of the Option Grant Date that defines "Cause" or words of like import, "Cause" shall mean (i) embezzlement, theft, fraud, or any other act of dishonesty involving the Corporation or any of its customers, (ii) Participant's conviction of a felony, or any other crime involving moral turpitude, or (iii) Participant's continued failure substantially to perform the Participant's duties and responsibilities to the Corporation that materially and adversely affects or threatens to affect the business or reputation of the Corporation; provided, however, that the Participant first will be provided with written notice of the Corporation's intention to terminate the Participant's employment for Cause and the Participant shall have thirty (30) days from the date of such notice to cure such non-performance, if curable.

      B. In the event of the death of Participant at such time that Participant shall possess an Option pursuant to the terms of this Agreement, Participant's estate, executors or administrators, or personal or legal representatives shall, subject to earlier termination as provided in the Plan and this Agreement, be entitled, for a period of one (1) year following the date of Participant's death, to exercise the Option, but only to the extent that Participant was entitled to exercise the Option on the date of such death. Any person so desiring to exercise Participant's Option shall be required, as a condition to the exercise of the Option, to furnish to the Corporation such documentation as the Corporation shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of Participant. In the event the Participant terminates from employment from the Corporation as a result of a permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the Participant shall, subject to earlier termination as provided in the Plan and this Agreement, be entitled for a period of one (1) year following the date of Participant's termination of employment to exercise the Option, but only to the extent the Participant was entitled to exercise the Options as of the date of such termination of employment.

3. Exercise of Option.

      A. The Option may be exercised only to the extent vested on the date of exercise and except as provided in the Notice of Stock Option Grant vesting of the Option shall immediately cease upon termination of Participant's employment with the Corporation. For purposes of this Agreement and the Notice of Stock Option Grant, employment by the Parent, Subsidiary or other entity which is directly or indirectly controlled fifty percent (50%) or more by the Corporation, shall be treated as employment by the Corporation. The Board of Directors shall determine whether employment shall be considered to have terminated in the case of a leave of absence approved by the Corporation. The Option may be exercised only if compliance with all applicable Federal and state securities laws can be effected and only by (i) Participant's completion, execution and delivery (by written or electronic means) to the Corporation of a Notice and Request of Exercise in the form attached hereto or as otherwise specified by the Corporation, and (ii) the payment to the Corporation, as provided in Section 3.B hereof, of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by Participant in such notice of exercise. Except in the event of the death of a Participant, in which event Participant's estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 2.B hereof, the Option or any of the rights thereunder may be exercised by Participant only, and may not be transferred or assigned, in whole or in part, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or on an absolute or contingent basis.

      B. Payment of the amount determined pursuant to Section 3.A hereof shall be made by: (i) cash; (ii) by good check; (iii) by delivery of shares of Common Stock owned by Participant valued at their fair market value as determined by the Board of Directors in good faith (which shares of Common Stock shall have been owned by Participant at least six (6) months prior to such delivery); (iv) if permitted by the Board of Directors, delivery by Participant of a full recourse promissory note payable to the Corporation in the form approved by the Board of Directors; (v) if permitted by the Board of Directors, by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Board of Directors; or (vi) in such other manner as shall then be acceptable to, and permitted by, the Board of Directors.

      C. Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, the Corporation shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has so elected to purchase. Such certificate or certificates shall be registered in the name of Participant and, if applicable, shall bear an appropriate investment warranty legend, any legend required by any Federal or state securities law, rule or regulation and, if applicable, a legend referring to the restrictions provided hereunder and under the Plan and any legend required by the law of the jurisdiction of incorporation of the Corporation. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Participant shall have all the rights of a stockholder with respect to such Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that such Shares shall be subject to the restrictions (if any) hereunder and in the Plan.

      D. Participant hereby agrees that if so requested by the Corporation or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), Participant shall not, during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the "Market Standoff Period") following the effective date of a registration statement of the Corporation filed under the Securities Act, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or other securities of the Corporation, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or other securities of the Corporation, whether any such previously described transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise; provided, however, that the foregoing such restriction shall apply only to the first registration statement of the Corporation to become effective under the Securities Act that includes securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Securities Act. Participant further agrees that Participant shall execute any "lock-up letter" or similar instrument submitted by the Managing Underwriter to Participant that reflects the foregoing restrictions or any part thereof and that the Managing Underwriter shall be a third party beneficiary of the provisions of this Section 3.D and shall be fully entitled to enforce all rights set forth herein. Participant hereby irrevocably appoints the Corporation and its President, or either of them, as Participant's agents and attorneys-in-fact, with full power of substitution for and in Participant's name, to execute any such "lock up letter" or similar instrument submitted by the Managing Underwriter and to do any and all things in connection therewith, it being understood and acknowledged by Participant that such power of attorney shall not impose or be deemed to impose any fiduciary duty or any other or obligation on either the Corporation or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of Participant or the occurrence of any other event. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. Participant further agrees that without the prior written consent of the Managing Underwriter, Participant shall not, during the Market Standoff Period, make any demand for or exercise any right (to the extent Participant shall have any such right) with respect to, the registration of any Shares or other securities of the Corporation.

4. Changes in Capital Structure of the Corporation. Subject to any required action by the stockholders of the Corporation and the provisions of the applicable law of the jurisdiction of incorporation of the Corporation, the number of shares of Incentive Stock subject to this Agreement as well as the Exercise Price of any Shares not yet purchased by Participant shall be proportionately adjusted for (i) a division or combination of the shares of capital stock of the Corporation, (ii) a dividend payable in shares of capital stock of the Corporation or (iii) a reclassification of any shares of capital stock of the Corporation. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while the Option remains outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Option with new options or stock awards covering the stock of the successor company, or Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then immediately prior to any such merger, consolidation or sale, 50% of the unvested portion of the Option shall thereupon vest and such portion shall thereupon become immediately exercisable. Upon consummation of such merger, consolidation or sale all unexercised options shall terminate.

5. Option of the Corporation to Purchase Shares Upon Termination of Employment.

      A. In the event that Participant shall have been issued Shares by the Corporation pursuant to Participant's exercise of the Option, and in the further event of the termination of employment of such Participant at any time and for any reason whatsoever, the Corporation shall have the option (but shall not be obligated) to purchase any or all of the Shares owned by Participant and Participant's estate, executors or administrators, personal or legal representatives, and permitted transferees (direct or indirect). For purposes of this Section, any reference to Participant shall (when applicable) be deemed to be and include references to Participant's estate, executors or administrators, personal or legal representatives, and permitted transferees (direct or indirect).

      B. The option specified in Section 5.A hereof, to the extent applicable, may be exercised by the Corporation at any time after the termination of employment of Participant, by the sending of written notice (in accordance with the terms of this Agreement) of such exercise to Participant, specifying the time and date on which payment to Participant of the purchase price, as determined in accordance with Section 5.E hereof, of such Shares of Participant to be purchased by the Corporation is to be made, and the number of Shares to be so purchased by the Corporation. The date specified shall not be later than sixty (60) days after the date such Registered Notice is sent. Settlement shall be held on the purchase of Participant's Shares under this Section 5 at the principal executive office of the Corporation or at such other place as the Corporation and Participant shall otherwise agree. At settlement, Participant shall deliver to the Corporation the certificate or certificates, duly endorsed, evidencing all of Participant's Shares being purchased by the Corporation pursuant to this Section 5 and, simultaneously therewith, the Corporation shall deliver to Participant a good check in the amount of the purchase price of the Shares being purchased by the Corporation.

      C. For purposes of this Section 5, (i) "termination of employment" shall mean termination of employment with the Corporation for any reason whatsoever, including, without limitation, death, Permanent and Total Disability, retirement, voluntary termination, involuntary termination, dismissal with or without Cause or resignation.

      D. In the event that Participant is unable to, or for any reason does not, deliver to the Corporation such certificate or certificates, stock powers or other instruments of transfer, duly endorsed and in accordance with the provisions of this Section 5, the Corporation may, in its sole discretion, deposit a check, or a check and promissory note (as the case may be), in the total amount of the purchase price, as determined in accordance with Section 5.E hereof, whichever is applicable, with any bank doing business within sixty (60) miles of the Corporation's principal executive office, or with the accountant or accountants then servicing the Corporation, as agent or trustee, or in escrow for Participant, to be held by such bank or accountant or accountants until withdrawn by Participant. Upon such deposit by the Corporation, Participant's Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to the Corporation, and

Participant shall have no further rights with respect thereto.

      E. The per share purchase price of the Shares to be purchased and sold pursuant to this Section 5 shall be equal to the fair market value of each such Share, as determined in good faith by the Board of Directors of the Corporation, in its sole and absolute discretion.

6. Rights Prior to Exercise. Participant shall have no equity interest in the Corporation or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Option or having executed this Agreement. Furthermore, prior to the exercise of all or a portion of the Option, as set forth in Section 3.A hereof, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Participant shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Shares, except to the extent that Participant has exercised all or a portion of such Option and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise.

7. Treatment of Information.

      A. Participant acknowledges that, in and as a result of Participant's employment by the Corporation, Participant shall or may be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as the Corporation's trade secrets, systems, programs, procedures, manuals, confidential reports and communications, the agreements with or terms of any relationship or agreement with any distributor, customer or strategic partner, and lists and/or electronic mail addresses of customers and prospective customers. Participant further acknowledges that any information and materials received by the Corporation from third parties in confidence (or subject to nondisclosure or similar covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 7. As a material inducement to the Corporation to grant to Participant the Option, Participant covenants and agrees that Participant shall not, except with the prior written consent of the Corporation, or except if Participant is acting as an employee of the Corporation solely for the benefit of the Corporation in connection with the Corporation's business and in accordance with the Corporation's business practices and employee policies, at any time during or following the term of Participant's employment by the Corporation, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any of such information which has been obtained by or disclosed to Participant as a result of Participant's employment with the Corporation, including any of the information referred to in
Section 8 hereof.

      B. Disclosure of any such information of the Corporation shall not be prohibited if such disclosure is directly related to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Participant shall first have given prompt notice to the Corporation of any possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) the Corporation shall have been afforded a reasonable opportunity to prevent or limit any such disclosure.

8. Definition of Protected Information.

      A. For purposes of this Agreement, the term "Protected Information" shall mean all of the information referred to in Section 7 hereof and all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectible by copyright) which Participant receives, receives access to, conceives or develops or has received, received access to, conceived or developed, in whole or in part, directly or indirectly, in connection with Participant's employment with the Corporation or in the course of Participant's employment with the Corporation (in any capacity, whether executive, managerial, planning, technical, sales, research, development, manufacturing, engineering or otherwise) or through the use of any of the Corporation's facilities or resources:

            (i) Application, Internet, operating system, data base, communication and other computer software, whether now or hereafter existing, developed for use on any operating system or platform, all modifications, enhancements and versions and all options available with respect thereto, and all future products developed or derived therefrom;

            (ii) Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts and related documentation and manuals;

            (iii) Production processes, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data and other materials or information relating to the Corporation's business and activities and the manner in which the Corporation does business;

            (iv) Discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, processes, formulas, inventions, computer-related equipment or technology, techniques, "know-how," designs, drawings and specifications;

            (v) Any other materials or information related to the business or activities of the Corporation which are not generally known to others engaged in similar businesses or activities; and

            (vi) All ideas which are derived from or relate to Participant's access to or knowledge of any of the above enumerated materials and information.

      B. Failure to mark any of the Protected Information as confidential, proprietary or Protected Information shall not affect its status as part of the Protected Information under the terms of this Agreement.

      C. For purposes of this Agreement, the term "Protected Information" shall not include information which is or becomes publicly available without breach of
(i) this Agreement, (ii) any other agreement or instrument to which the Corporation is a party or a beneficiary or (iii) any duty owed to the Corporation by Participant or any third party; provided, however, that Participant hereby acknowledges and agrees that, except as otherwise provided in
Section 7.B hereof, if Participant shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Protected Information, Participant shall bear the burden of proving that any such information shall have become publicly available without any such breach.

9. Ownership of Information.

      A. Participant will make full and prompt disclosure to the Corporation of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Participant or under Participant's direction or jointly with others during Participant's employment by the Corporation, whether or not during normal working hours or on the premises of the Corporation (all of which are collectively referred to in this Agreement as "Developments").

      B. Participant agrees to assign and does hereby assign to the Corporation (or any person or entity designated by the Corporation) all of Participant's right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this
Section 9 shall not apply to Developments which do not relate to the present or planned business or research and development of the Corporation and which are made and conceived by Participant other than during normal working hours, other than on the Corporation's premises and other than using the Corporation's tools, devices, equipment or

Proprietary Information. Participant understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 9 shall be interpreted not to apply to any invention which a court of competent jurisdiction rules and/or the Corporation agrees falls within such classes. Participant also hereby waives all claims to moral rights in any Developments.

      C. Participant agrees to cooperate fully with the Corporation, both during and after Participant's employment with the Corporation, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Participant shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development. Participant further agrees that if the Corporation is unable, after reasonable effort, to secure the signature of Participant on any such papers, any executive officer of the Corporation shall be entitled to execute any such papers as the agent and the attorney-in-fact of Participant, and Participant hereby irrevocably designates and appoints each executive officer of the Corporation as Participant's agent and attorney-in-fact to execute any such papers on Participant's behalf, and to take any and all actions as the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

      D. Except to the extent previously disclosed to and acknowledged by the Corporation in writing, there exist no inventions, improvements, discoveries, methods, developments, software or works of authorship, whether patentable or not, made, conceived, discovered or reduced to practice by Participant alone or with others prior to Participant's employment by Corporation and/or its predecessors ("Prior Developments"). Participant covenants and agrees that Participant shall not include or use any intellectual property of Participant or third parties (including, without limitation, Prior Developments) in Developments without first notifying and receiving Corporation's written consent to do so, and (ii) Participant hereby grants Corporation a perpetual, royalty-free, worldwide, non-exclusive right and license to use, license, distribute, create derivative works of and incorporate into Developments all Prior Developments that Participant may from time to time include or incorporate into Developments.

10. Covenants Not to Compete or Hire Employees. It is recognized and understood by the parties hereto that the Corporation faces competition on a worldwide basis and that Participant, through Participant's association with the Corporation as an employee, shall acquire a considerable amount of knowledge and goodwill with respect to the business of the Corporation, which knowledge and goodwill are extremely valuable to the Corporation and which would be extremely detrimental to the Corporation if used by Participant to compete with the Corporation. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Corporation, it is necessary to afford fair protection to the Corporation from such competition by Participant. Consequently, as a material inducement to the Corporation to grant Participant the Option, Participant covenants and agrees that for the period commencing with the Option Grant Date and ending one (1) year after Participant's termination of employment with the Corporation, except if Participant is acting as an employee of the Corporation solely for the benefit of the Corporation in connection with the Corporation's business and in accordance with the Corporation's business practices and employee policies, (i) Participant shall not engage, directly, indirectly or in concert with any other person or entity (including, without limitation, those persons or entities in actual competition with the Corporation such as Aristotle International, Inc., Bacon's Information, Inc., Biz360, Inc., BurrellesLuce, Cymfony, Inc., Democracy Data and

Communications, LLC, GetActive Software, Inc., Grassroots Enterprise, Inc., Legislative Demographic Services, Inc., Political Action Committee Services LLC, Public Affairs Support Services, Inc., or TEKgroup International, Inc. or any other company directly engaged in public relations or government relations automation), in the business of public relations or government relations automation, broadcast news monitoring or in the business of designing, selling, developing, marketing, licensing, distributing or providing to others any software, technology or services which perform functions which are the same or similar to those performed by any software, technology or services being designed, sold, developed, marketed, licensed, distributed or provided by the Corporation, in each case as of the date of such termination of employment, and
(ii) Participant shall not collaborate with in any way whatsoever, or directly or indirectly work for or with, any person or entity with which the Corporation has any distribution, partnering, alliance or other similar agreement or arrangement, whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise. Participant further covenants and agrees that for the period commencing on the date of Participant's termination of employment with the Corporation for any reason whatsoever and ending one (1) year after Participant's termination of employment with the Corporation, Participant shall not, directly or indirectly, (x) hire or engage or attempt to hire or engage any individual who shall have been an employee of the Corporation at any time during the two (2) year period prior to the date of Participant's termination of employment with the Corporation, whether for or on behalf of Participant or for any entity in which Participant shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise, or (y) induce or attempt to induce any customer, developer, client, member, supplier, licensee, licensor, franchisee or other business relation of the Corporation to cease doing business with the Corporation, or in any way interfere with the relationship between any such customer, developer, client, member, supplier, licensee or business relation and the Corporation (including, without limitation, making any negative statements or communications regarding the Corporation).

11. Materials. All notes, data, tapes, reference items, sketches, drawings, memoranda, records and other materials in any way relating to any of the information referred to in Sections 7 and 8 hereof (including, without limitation, any Protected Information) or to the Corporation's business shall belong exclusively to the Corporation and Participant agrees to turn over to the Corporation all copies of such materials in Participant's possession or under Participant's control at the request of the Corporation or, in the absence of such a request, upon the termination of Participant's employment with the Corporation.

12. Injunctive Relief. Participant understands and agrees that the Corporation will suffer irreparable harm in the event that Participant breaches any of Participant's obligations under Sections 7, 8, 9, 10, 11 or 16 hereof and that monetary damages will be inadequate to compensate the Corporation for such breach. Accordingly, Participant agrees that, in the event of a breach or threatened breach by Participant of any of the provisions of such Sections, the Corporation, in addition to and not in limitation of any other rights, remedies or damages available to the Corporation at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Participant, or by any or all of Participant's partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of or with Participant, and that the Corporation shall not be required in connection with any such order or injunction to post a bond of any nature whatsoever.

13. Accounting for Profits; Indemnification. Participant covenants and agrees that, if

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

Participant shall violate any of Participant's covenants and agreements contained in Sections 7, 8, 9, 10, 11 or 16 hereof, the Corporation shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Participant directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Corporation is or may be entitled at law or in equity or otherwise under this Agreement. Participant hereby agrees to defend, indemnify and hold harmless the Corporation against and in respect of: (i) any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by Participant of any warranty, covenant or agreement made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

14. Reasonableness of Restrictions. PARTICIPANT HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTIONS 7 THROUGH 11 HEREOF INCLUSIVE AND SECTION 16 HEREOF AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE CORPORATION, AND ITS OFFICERS, DIRECTORS, STOCKHOLDERS AND EMPLOYEES.

15. Employment of Participant. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Corporation to terminate the employment of Participant at any time and for any reason. By Participant's execution of this Agreement and unless provided otherwise pursuant to the terms of a written employment agreement, Participant acknowledges and agrees that Participant's employment is "at will." No change of Participant's duties as an employee of the Corporation shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

16. No Prior Agreements. Participant represents that Participant's performance of all the terms of this Agreement and any services to be rendered as an employee of the Corporation do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Participant in confidence, trust or otherwise prior to Participant's employment by the Corporation) to which Participant is a party or by the terms of which Participant may be bound. Participant covenants and agrees that Participant shall not disclose to the Corporation, or induce the Corporation to use, any such proprietary information, knowledge or data belonging to any previous employer or others. Participant further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement. Participant further covenants and agrees that the Corporation may send a copy of this Agreement and any other agreement between Participant and the Corporation to any subsequent partner, co-venturer, employer or agent of Participant and advise any such person of the substance of this Agreement or any such other agreement (or any portion hereof or thereof).

17. Tax Matters. Notwithstanding that the Notice of Grant specifies that an Option is intended to qualify as an "incentive stock option" under Section 422 of the Code, the Option will not qualify as an "incentive stock option," if any of the following events occur: (i) the Participant disposes of the shares acquired pursuant to the Option at any time during the two (2) year period following the date of this Agreement or the one year period following the date on which the Option is exercised; (ii) except in the event of the Participant's death or disability (as defined in Section 22(e)(3) of the Code), the Participant is not employed by the Corporation, any Subsidiary or any Parent at all times during the period beginning on the date of this Agreement and ending on the day three
(3) months before the date of exercise of the Option; or (iii) the aggregate fair market value (determined as of the time the Option is granted) of the shares subject to "incentive stock options" which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an "incentive stock option", it shall not effect the validity of the Option and shall constitute a separate nonqualified stock option.

18. Burden and Benefit; Corporation. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in Sections 2 and 4 through 10 hereof inclusive and this Section 18, the term the "Corporation" shall also include any corporation or other entity which is the parent or subsidiary of the Corporation. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Corporation and any such other corporation.

19. Genders. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

20. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

21. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter of this Agreement, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth herein. Any and all prior agreements between the parties hereto with respect to the subject matter of this Agreement are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares. THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL APPLY TO ANY FUTURE GRANTS OF INCENTIVE STOCK TO PARTICIPANT PURSUANT TO THE PLAN AND THE TERM "OPTION GRANT DATE" SHALL REFER TO SUCH SUBSEQUENT GRANT DATE. ANY SUCH FUTURE GRANTS AND ACCEPTANCE THEREOF SHALL BE EVIDENCED BY THE COMPLETION, EXECUTION AND ATTACHMENT TO THIS AGREEMENT OF AN ADDITIONAL NOTICE OF STOCK OPTION GRANT, IN THE FORM OF NOTICE OF STOCK OPTION GRANT HERETO, OR AS OTHERWISE PROVIDED BY THE CORPORATION, WHICH SHALL BE INCORPORATED HEREIN BY REFERENCE.

22. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first- class postage prepaid), in the case of the Corporation, to its principal office, and, in the case of Participant, to Participant's address as shown on the Corporation's records.

23. Invalid or Unenforceable Provisions. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Participant agrees that the breach or alleged breach by the Corporation of (i) any covenant contained in another agreement (if any) between the Corporation and Participant or (ii) any obligation owed to Participant by the Corporation, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

24. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Delaware (other than provisions thereof relating to conflicts-of-law or choice-of-law).

25. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

26. Terms and Conditions of the Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

      IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement.

CORPORATION:

VOCUS, INC., a Delaware corporation

By: _________________________________________
    Stephen A. Vintz, Chief Financial Officer

PARTICIPANT:

_____________________________________________
[INSERT NAME]

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